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EXHIBIT 3.9

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 12:45 PM 11/13/1996 960331635 - 2683387

CERTIFICATE OF INCORPORATION
OF
COMPUGRAPHICS/APEX INC.

* * * * *

        1.     The name of the corporation is Compugraphics/Apex Inc.

        2.     The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

        3.     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        4.     The total number of shares of stock which the corporation shall have authority to issue is one Thousand (1,000) and the par value of each of such shares is One Dollar and No Cents ($1.00) amounting in the aggregate to One Thousand Dollars and No Cents ($1,000.00).

        5.     The board of directory is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

        6.     The name and mailing address of the sole incorporator is:

      M.A. Brzoska
      Corporation Trust Center
      1209 Orange Street
      Wilmington, Delaware 19801

        7.     A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

        8.     The corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware.

        I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 13th day of November, 1996.

/s/ M.A. BRZOSKA Sole Incorporator M.A. Brzoska

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CERTIFICATE OF MERGER AND NAME CHANGE
*****
MERGING
COMPUGRAPHICS U.S.A. INC.
INTO
COMPUGRAPHICS/APEX INC.
AND CHANGING NAME TO
COMPUGRAPHICS U.S.A. INC.

        The undersigned corporation

        DOES HEREBY CERTIFY:

        FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

        Compugraphics U.S.A. Inc.  California

        Compugraphics/Apex Inc.    Delaware

        SECOND: That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 252 of the General Corporation Law of Delaware.

        THIRD: That the name of the surviving corporation of the merger is Compugraphics/Apex Inc., which shall herewith be changed to Compugraphics U.S.A. Inc., a Delaware corporation.

        FOURTH: That the amendments or changes in the Certificate of Incorporation of Compugraphics/Apex Inc., a Delaware corporation, that are to be effected by the merger are as follows:

        "1. The name of the corporation is Compugraphics U.S.A. Inc.

        FIFTH: That the executed Agreement of Merger is on file at an office of the surviving corporation, the address of which is 2161 O'Toole Avenue, Suite D, San Jose, CA 95131-1333.

        SIXTH: That a copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

        SEVENTH: The authorized capital stock of each foreign corporation which is a party to the merger is as follows:

Compugraphics U.S.A. Inc.	Common	100 shares	$1.00 par value
Compugraphics/Apex Inc.	No Class	1,000 shares	$1.00 par value

        EIGHTH: That the terms and conditions of the merger are as outlined in the Plan of Merger attached hereto as Exhibit A; and

        NINTH: That this Certificate of Merger and Name Change shall be effective on January 1, 2000 at 12:01 a.m.

        IN WITNESS WHEREOF, said Compugraphics/Apex Inc. has caused this Certificate to be signed by Thomas J. Riordan, its Vice President, this 13th day of December, 1999.

COMPUGRAPHICS/APEX INC.
By	/s/ THOMAS J. RIORDAN Thomas J. Riordan, Vice President

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EXHIBIT A

PLAN OF OWNERSHIP, MERGER AND NAME CHANGE

        Plan of Ownership, Merger and Name Change (the "Plan") of Compugraphics U.S.A. Inc., a California corporation, with and into Compugraphics/Apex Inc., a Delaware corporation, and name change to Compugraphics U.S.A. Inc., a Delaware corporation.

        The following summarizes the basic terms and conditions of the merger between the aforesaid parties and coinciding name change:

ARTICLE 1
MERGER OF COMPUGRAPHICS U.S.A. INC. WITH AND INTO
COMPUGRAPHICS/APEX INC.

1.1
The Merger. At the Effective Time (as hereinafter defined), subject to the terms and conditions of this Plan and pursuant to the provisions of the General Corporation Law of Delaware, Compugraphics U.S.A. Inc. shall be merged with and into Compugraphics/ Apex Inc. (the "Merger"), the separate existence of Compugraphics U.S.A. Inc. (except as may be continued by operation of law) shall cease, and Compugraphics/Apex Inc. shall continue as the surviving corporation. The Merger shall have the effects set forth herein and the effects set forth in the General Corporation Law of Delaware.

1.2
Effective Date and Time of Merger. The Certificate of Ownership, Merger and Name Change shall provide that the Merger shall be effective January 1, 2000 at 12:01 a.m. (the "Effective Date and Time").

ARTICLE 2
CANCELLATION OF SHARES

2.1
Cancellation of Shares. At the Effective Date and Time, by virtue of the Merger and without any action on the part of Compugraphics U.S.A. Inc. or the holders of each share of common stock of Compugraphics U.S.A. Inc. issued and outstanding immediately prior to the Effective Date and Time shall be cancelled and retired and no payment shall be made with respect thereto.

ARTICLE 3
NAME CHANGE OF SURVIVING CORPORATION

3.1
Name Change. At the Effective Date and Time, the name of the surviving corporation shall be changed to Compugraphics U.S.A. Inc.

ARTICLE 4
SHAREHOLDER & BOARD OF DIRECTORS

4.1
The foregoing Plan of Ownership, Merger and Name Change was duly adopted by the Sole Shareholder and the Board of Directors of each respective corporation on the 13th day of December, 1999.

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  EXHIBIT 3.9
CERTIFICATE OF INCORPORATION OF COMPUGRAPHICS/APEX INC.
CERTIFICATE OF MERGER AND NAME CHANGE ***** MERGING COMPUGRAPHICS U.S.A. INC. INTO COMPUGRAPHICS/APEX INC. AND CHANGING NAME TO COMPUGRAPHICS U.S.A. INC.
PLAN OF OWNERSHIP, MERGER AND NAME CHANGE
ARTICLE 3 NAME CHANGE OF SURVIVING CORPORATION